UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – October 6, 2009
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NEFFS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-32605	23-2400383
State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5629 Route 873 P.O. Box 10 Neffs, Pennsylvania	18065-0010
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number including area code:  (610) 767-3875

  ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  5.02(c).  Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 6, 2009, the Board of Directors of the Registrant appointed Mr. Dean H. Snyder as a Director of the Registrant and as a Director of the Registrant’s subsidiary, The Neffs National Bank, effective October 6, 2009.  Mr. Snyder retired in 2008 from 34 years of service as a science teacher at Northampton High School.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEFFS BANCORP, INC. (Registrant)

Dated: October 6, 2009	By:	/s/ John J. Remaley
	Name:	John J. Remaley
	Title:	President